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                                                                   EXHIBIT 3(o)

                          SELLING SHAREHOLDER AGREEMENT
                          -----------------------------


            The undersigned (the "Selling Shareholder") proposes to offer and sell an aggregate of ___________ common shares, no par value (the "Shares"), of Stearns & Lehman, Inc. (the "Company"). In connection with the offer and sale of the Shares, the Company and the Selling Shareholder wish to confirm their agreement as follows:

         1. AMENDMENT NO. 1 AND PROSPECTUS; AGREEMENTS OF THE COMPANY. (a) The Company has prepared and filed with the (i) Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), and (ii) the Ohio Division of Securities (the "Division") in accordance with Chapter 1707 of the Ohio Revised Code (the "Ohio Securities Act"), Post-Effective Amendment No. 1 ("Amendment No. 1") to the Registration Statement on Form SB-1 (File No. 333-04244C), including the Prospectus, relating to the Shares. The term "Amendment No. 1" means Amendment No. 1 at the time it becomes effective with the Commission and the Division. The term "Prospectus" means the Prospectus in Amendment No. 1.

            (b) Because it is necessary for Amendment No. 1 to be declared effective with the SEC and the Division before the offer of the Shares may commence, the Company will endeavor to cause Amendment No. 1 to become effective as soon as possible and will advise the Selling Shareholder promptly when Amendment No. 1 has become effective and, if requested by the Selling Shareholder, will confirm such advice in writing.

            (c) The Company will also advise the Selling Shareholder promptly and, if requested by the Selling Shareholder, will confirm such advice in writing: (i) of the issuance by the Commission or the Division of any stop order suspending the effectiveness of Amendment No. 1 or the initiation of any proceeding for such purpose; (ii) of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which in any of these cases makes any statement of a material fact made in Amendment No. 1 or the Prospectus untrue or which requires the making of any additions to or changes in Amendment No. 1 or the Prospectus in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading; or (iii) of the necessity to amend or supplement Amendment No. 1 or the Prospectus to comply with the Act or the Ohio Securities Act. If at any time the Commission or the Division issues any stop order suspending the effectiveness of Amendment No. 1, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (d) The Company will register the sale of the Shares only with the SEC and the Division; the Company will not register the sale of Shares, or seek an exemption from such registration, under the securities laws of any other state.

            (e) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the reasonable opinion of counsel for the Company a Prospectus is required by the Act to be delivered in connection with sales by the Selling Shareholder, the Company will deliver to the Selling Shareholder, without charge, as many copies of the Prospectus as the Selling Shareholder may reasonably request. The Company consents to the use of the Prospectus in



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accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the Selling Shareholder, both in connection with the offer and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Selling Shareholder. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Company is required to be set forth in the Prospectus or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and file with the Commission and the Division an appropriate supplement or amendment thereto and will expeditiously furnish copies thereof to the Selling Shareholder in such quantities as the Selling Shareholder shall reasonably request.

         2. AGREEMENTS OF THE SELLING SHAREHOLDER. The Selling Shareholder agrees as follows:

            (a) The Selling Shareholder will take all reasonable actions in cooperation with the Company to cause Amendment No. 1 to become effective at the earliest possible time.

            (b) The Selling Shareholder will pay all federal and other taxes, if any, on the transfer or sale of any Shares that are sold by the Selling Shareholder.

            (c) The Selling Shareholder shall comply with all of the Prospectus delivery requirements of the Act.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to the Company that:

            (a) The Selling Shareholder has reviewed Amendment No. 1 and the Prospectus and, to the best knowledge and belief of the Selling Shareholders, neither Amendment No. 1 nor the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (b) The Selling Shareholder will offer the Shares pursuant to the terms of the Prospectus and will not sell the Shares without, prior to such sale, delivering the Prospectus to the prospective buyer of the Shares. If requested by the transfer agent of the Company, the Selling Shareholder will deliver an opinion of counsel to the transfer agent that the Selling Shareholder offered the Shares pursuant to the terms of the Prospectus and sold such Shares to the buyer thereof after the delivery of the Prospectus to such buyer.

            (c) Unless the Selling Shareholder has received an opinion of counsel satisfactory to the Company that the offer and sale of the Shares is in compliance with the Ohio Securities Act, the Selling Shareholder will offer and sell the Shares to residents of the state of Ohio only through a dealer licensed as such under the Ohio Securities Act. The Selling Shareholder will not offer or sell the Shares in any state other than the state of Ohio unless the Selling Shareholder has received an opinion of counsel satisfactory to the Company that such offer or sale is in compliance with such state's securities laws.

            (d) No agreement exists between the Selling Shareholder and any broker-dealer regarding the sale of the Shares.



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            (e) At or prior to the time an offer of the Shares is or to be made to a prospective buyer, the Selling Shareholder will immediately forward to the Company a notice which will set forth the aggregate number of Shares being offered and the material terms of the offering, including the name of any broker-dealer involved in such offer, the offered purchase price, and any commissions to be paid to such broker-dealer, and any other facts material to the transaction.

            (f) The Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale of the Shares.

            (g) The representations and warranties of the Selling Shareholder herein shall be true on the date of the closing of the sale of the Shares.

         4. INDEMNIFICATION. (a) The Selling Shareholder agrees to indemnify the Company and its officers, directors or any person who controls the Company within the meaning of Section 15 of the Act against any losses, claims or damages arising out of any untrue statement of a material fact contained in Amendment No. 1 or the Prospectus or omission to state a material fact required to be contained therein, only to the extent that (i) such untrue statement or omission relates to the Selling Shareholder or the manner of distribution of the Shares by the Selling Shareholder or was made in the Prospectus in reliance upon representations, warranties and agreements made by the Selling Shareholder in this Agreement, or (ii) the loss, claim or damage arises out of failure of the Selling Shareholder to satisfy the Prospectus delivery requirement under the Act.

            (b) If any action, suit or proceeding shall be brought against the Company, its directors, its officers or any person who controls the Company within the meaning of Section 15 of the Act in respect of which indemnity may be sought against the Selling Shareholder, the Company shall promptly notify the Selling Shareholder, and the Selling Shareholder shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Company shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company unless (i) the Selling Shareholder has agreed in writing to pay such fees and expenses, (ii) the Selling Shareholder has failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Company and the Selling Shareholder and the Company shall have been advised by its counsel that representation of the Selling Shareholder and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Selling Shareholder shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Company). It is understood, however, that if the Selling Shareholder is obligated to pay the fees and expenses of Company's counsel under the preceding sentence, then the Selling Shareholder shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to no more than one local counsel per jurisdiction) at any time for the Company, which firm shall be designated in writing by the Company and shall be reasonably acceptable to the Selling Shareholder, and that all such fees and expenses shall be reimbursed as they are incurred. The Selling Shareholder shall not be liable for any settlement of any such action, suit or proceeding effected without its, his or her written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Selling Shareholder agrees to indemnify and hold



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harmless the Company, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (c) No Selling Shareholder shall, without the prior written consent of the Company, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Company is or could have been a party and indemnity could have been sought hereunder by the Company, unless such settlement includes an unconditional release of the Company from all liability on claims that are the subject matter of such action, suit or proceeding.

            (d) Any losses, claims, damages, liabilities or expenses for which the Company is entitled to indemnification shall be paid by the Selling Shareholder to the Company as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and the representations and warranties of the Selling Shareholder set forth in this Agreement shall remain operative and in full force and effect, regardless of any termination of this Agreement.

         5. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing of Amendment No. 1, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) to the Selling Shareholder of such copies of the Prospectus as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the fees and expenses of the Company's accountants and counsel; and (iv) the performance by the Company of its other obligations under this Agreement.

         6. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, Amendment No. 1 has not yet been declared effective by the Commission or the Division, when notification of such effectiveness has been received by the Company.

         7. NOTICE. Notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 30 Paragon Parkway, Mansfield, Ohio 44903, Attention: John Chuprinko, with a copy to Vorys, Sater, Seymour and Pease, 52 East Gay Street, Columbus, Ohio 43215, Attention: Susan E. Brown, Esq.; (ii) if to the Selling Shareholder, at ________________, __________________, __________________.

         8. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

SELLING SHAREHOLDER                       STEARNS & LEHMAN, INC.


                                          By:
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                                          Title:
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